Exhibit 99.1

Allied Nevada Gold Corp. Appoints Daniel Moore as Vice President, Technical Services

October 25, 2011 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada”, “ANV” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to announce that Daniel Moore will join Allied Nevada and lead the technical team as Vice President, Technical Services effective November 7, 2011. Dan will be primarily responsible for managing the technical and engineering requirements of the Hycroft heap leach and mill expansions, as well as providing daily technical support of its current operations.

“We are extremely pleased that Dan has agreed to join Allied Nevada to fill a key role within the management team,” remarked Scott Caldwell, President & CEO. “Dan will provide the critical technical skills and support required to successfully execute on our growth plans at Hycroft and as we build on the strength and potential of our exploration and development portfolio.”

Dan has over 25 years of global mining experience with the majority of his experience being in Nevada. Dan joins us from Kinross Gold Corporation where he was most recently Director of Technical Services providing mining engineering support to many of Kinross’ largest projects, including the Tasiast project in Mauritania. In his many other roles at Kinross, Dan has completed projects from the scoping and feasibility levels through construction and into operation. Before moving to head the Technical Services team in Reno, Nevada, Dan was the Engineering Manager at Kinross’ Round Mountain mine in central Nevada, which is a large scale open pit mining operation that utilizes heap leach and milling technologies to extract gold and silver. Prior to this, he held a number of positions with Pegasus Gold in Montana and Nevada and at Cortez Gold Mines in Nevada. Dan holds a Bachelor of Science degree in Mining Engineering.

For further information on Allied Nevada, please visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the Company’s expectation with respect to its exploration and development portfolio of assets; the Company’s expectations with respect to development plans at Hycroft; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.